UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2006

AJS BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Federal	000-33405	36-4485429
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

14757 South Cicero Avenue, Midlothian, Illinois	60445
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (708) 687-7400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On June 20, 2006, the Board of Directors of A.J. Smith Federal Savings Bank (the “Bank”) approved the adoption of the Employment Agreement (the “Contract”) between the Bank and Thomas R. Butkus, Chief Executive Officer and Chairman of the Board. The content of the Contract is significantly the same as the Contract dated August 19, 2003 between the Bank and Thomas R. Butkus previously approved and filed with the Securities and Exchange Commission. The Contract was revised to comply with the recently enacted American Jobs Creation Act and Section 409A of the Internal Revenue Code.

In addition, on June 20, 2006, the Board of AJS Bancorp, Inc. re-approved a Supplemental Executive Agreement between AJS Bancorp, Inc. and Thomas R. Butkus, a copy of which was previously filed with the Securities and Exchange Commission.

Item 9.01   Financial Statements and Exhibits

(a)       Exhibits.

The following Exhibit is attached as part of this report:

99    Employment Agreement

99.1     Supplemental Executive Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AJS BANCORP, INC.

DATE: June 22, 2006	By:	/s/ Lyn G. Rupich
Lyn G. Rupich
President/Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

99	Employment Agreement dated June 20, 2006

99.1	Supplemental Executive Agreement